EXHIBIT 10.5

[FORM OF]

Performance Restricted Stock Unit Award
Granted by
ESQUIRE FINANCIAL HOLDINGS, INC.
under the
ESQUIRE FINANCIAL HOLDINGS, INC.
2024 EQUITY INCENTIVE PLAN

This performance restricted stock unit agreement (“Agreement”) is and will be subject in every respect to the provisions of the 2024 Equity Incentive Plan (the “Plan”) of Esquire Financial Holdings, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. A copy of the Plan and related prospectus have been provided or made available to each person granted an award (the “Award”) of performance restricted stock units (the “Performance RSUs”) pursuant to the Plan. The holder of this Award (the “Participant”) hereby accepts this Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (the “Committee”) or the Board of Directors will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant: ________________

2.	Date of Grant: ________________

3.	Target Number of Performance RSUs and Exhibit A: ________________
3.1 3.2
The total number of Performance RSUs to be issued may increase or decrease depending on whether the performance conditions are satisfied at the threshold, target or maximum levels as provided in Exhibit A attached to this Agreement.  The Committee shall determine the extent to which the performance goals have been achieved, and the level of achievement.  The Committee has the authority to extrapolate between the threshold, target and maximum levels earned.

Exhibit A sets forth the performance period and the performance goals.

4.
Vesting Schedule.  Except as otherwise provided in the Plan and this Agreement, the Performance RSUs first become earned in accordance with the vesting schedule specified in Exhibit A.  The Participant must be employed as of the applicable vesting date to receive the number of shares calculated in accordance with this Agreement and Exhibit A.  The Performance RSUs that become vested under the Plan and this Agreement shall be paid to the Participant on the payment date specified in Exhibit A.

Vesting will automatically accelerate pursuant to Sections 2.7 and 4.1 of the Plan (in the event of death, Disability or an Involuntary Termination at or following a Change in Control).

5.	Grant of Performance RSUs. Each Performance RSU represents the right to receive one share of Common Stock on the date determined in accordance with this Agreement and the Plan.

6.	Terms and Conditions.
6.1
Subject to the restrictions, limitations and conditions described in the Plan and/or this Award Agreement, Performance RSUs will earn dividend equivalents during the performance period at the rate of dividends per share paid by the Company on its outstanding shares of common stock.  Dividend equivalents will be accrued but not issued until the Performance RSUs are earned, vested and issued.  Dividend equivalents will be forfeited if the Performance RSUs are forfeited.

6.2	The Participant shall have no voting right with respect to any Performance RSU granted hereunder.

7.
Delivery of Shares.

Delivery of shares of Stock under this Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.	Effect of Termination of Service on Performance RSU. This Performance RSUs will vest as follows upon a Termination of Service:
(i)	Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, any unvested Performance RSUs subject to this Agreement will vest.
(ii)	Disability. In the event of the Participant’s Termination of Service by reason of Disability, any unvested Performance RSUs subject to this Agreement will vest.
(iii)
Change in Control.  In the event of the Participant’s Involuntary Termination of Service at or following a Change in Control, any unvested Performance RSUs  shall vest at the greater of the target level of performance or actual annualized performance measured as of the most recent completed fiscal quarter.

(iv)	Termination for Cause. In the event of the Participant’s Termination of Service for Cause, all Performance RSUs subject to this Agreement that have not vested will expire and be forfeited.
(v)
Other Termination.  In the event of the Participant’s Termination of Service for any reason other than due to death, Disability, or an Involuntary Termination at or following a Change in Control, all Performance RSUs subject to this Agreement that have not vested as of the date of the Termination of Service will expire and be forfeited.

9.	Miscellaneous.

9.1
The Performance RSUs will not confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights, except as otherwise provided herein.

9.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
9.3	The Performance RSUs subject to this Agreement are not transferable prior to the time the shares vest.
9.4	This Agreement will be governed by and construed in accordance with the laws of the State of New York.
9.5
This Agreement is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

9.6	The vesting and settlement of the Performance RSUs are subject to any required federal, state and local tax withholding that may be effected in the manner determined by the Company.
9.7
Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time, nor confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate.

9.8	This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.
9.9	The Performance RSUs are subject to forfeiture in accordance with Section 7.17 of the Plan or as otherwise authorized by the Company.

10.	Section 409A of the Code. It is the intention of the parties that the provisions of this Agreement comply with the requirements of Section 409A of the Code and Treasury Regulations thereunder.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this document to be executed in its name and on its behalf as of the date of grant of this Award set forth above.
ESQUIRE FINANCIAL HOLDINGS, INC.
By: ___________________________________
Its: ____________________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Award and agrees to the terms and conditions hereof, including the terms and provisions of the Plan.  The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.

PARTICIPANT

 ______________________________________

EXHIBIT A
PERFORMANCE CRITERIA